As filed with the Securities and Exchange Commission on September 14, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CPI Card Group Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	26-0344657 (I.R.S. Employer Identification No.)

10368 W. Centennial Road
Littleton, CO 80127
(720) 681-6304
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sarah Kilgore
Chief Legal and Compliance Officer and Corporate Secretary
10368 W. Centennial Road
Littleton, CO 80127
(720) 681-6304
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Lindsey A. Smith
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
(312) 853-7000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering: Common Stock, $0.001 par value per share	(2)	(2)	$150,000,000(3)	$16,365.00
Secondary Offering: Common Stock, $0.001 par value per share	6,558,825 shares	$34.38(4)	$225,492,403.50(4)	$24,601.22
Total				$40,966.22

(1)
This registration statement covers the sale from time to time by the registrant of such indeterminate number of shares of the registrant’s common stock not to exceed $150,000,000 maximum aggregate offering price, exclusive of accrued dividends, if any. In addition, this registration statement relates to up to 6,558,825 shares of the registrant’s common stock that may be offered for resale from time to time by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of securities in exercise, conversion or exchange of other securities or that may become issuable as a result of any stock splits, stock dividends or similar transactions.

(2)
As permitted pursuant to Note 2 of Notes to the “Calculation of Registration Fee” Table of Form S-3, this information is omitted because the filing fee is calculated pursuant to Rule 457(o) under the Securities Act.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices for the registrant’s common stock on the Nasdaq Global Market on September 9, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities and the selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2021
PROSPECTUS
CPI Card Group Inc.
$150,000,000
COMMON STOCK

6,558,825 Shares
COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

We may offer from time to time, in one or more offerings, up to $150 million of shares of our common stock.
This prospectus also relates to the disposition from time to time, in one or more offerings, of up to 6,558,825 shares of our common stock which are held by the selling stockholders named herein. We will not receive any proceeds from any sales of shares by the selling stockholders.
We or the selling stockholders may offer these shares in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any shares to be offered will be provided in a supplement to this prospectus. If agents, underwriters or dealers are used to sell any shares, a prospectus supplement will name them and describe their compensation.
This prospectus may not be used to offer to sell any shares unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, before you make an investment decision.
Our common stock is traded on the Nasdaq Global Market under the symbol “PMTS.” On September 13, 2021, the closing sale price of our common stock, as reported on the Nasdaq Global Market, was $36.88 per share.
Investing in shares of our common stock involves certain risks. See “Risk Factors” on page 1 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein to read about factors you should consider before investing in our shares.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell shares of our common stock from time to time in one or more offerings and the selling stockholders may sell shares of our common stock from time to time in one or more offerings. Each time shares are offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation of Certain Information by Reference”) and therein, any free writing prospectus we may file with the SEC, and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement and the other information to which we refer you. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words “CPI,” “Company,” “we,” “us” and “our” refer to CPI Card Group Inc. and its consolidated subsidiaries. The term “selling stockholders” includes the successors-in-interest, donees, transferees or others who may later hold any such selling stockholder’s interests.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our expectations and beliefs concerning future developments and their potential effect on us, and other information available at the time such statements are made. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.
Factors that could cause actual results or other events to differ materially from those contemplated include the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and uncertainties, which in some instances are beyond the Company’s control, include:
•
the potential effects of COVID-19 on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness;

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a disruption or other failure in our supply chain or labor pool resulting in increased costs and inability to pass those costs on to our customers;

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our inability to recruit, retain and develop qualified personnel, including key personnel;

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our lack of eligibility to participate in government relief programs related to COVID-19 or inability to realize material benefits from such programs;

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our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness;

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the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies;

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our limited ability to raise capital in the future;

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the effects of current or additional U.S. government tariffs as well as economic downturns or disruptions, including delays or interruptions in our ability to source raw materials and components used in our products;

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system security risks, data protection breaches and cyber-attacks;

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interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely;

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our transition to being an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder;

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failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security;

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disruptions in production at one or more of our facilities;

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our failure to retain our existing customers or identify and attract new customers;

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our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software;

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defects in our software;

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problems in production quality, materials and process;

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a loss of market share or a decline in profitability resulting from competition;

ii

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our inability to develop, introduce and commercialize new products;

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new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner;

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costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions;

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failure to meet the continued listing standards of the Nasdaq Global Market;

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a decrease in the value of our common stock, which may prevent investors or potential investors from investing or achieving a meaningful degree of liquidity;

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quarterly variation in our operating results;

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our inability to realize the full value of our long-lived assets;

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our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards;

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a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending;

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costs relating to product defects and any related product liability and/or warranty claims;

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our dependence on licensing arrangements;

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risks associated with international operations;

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non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products and services;

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the effect of legal and regulatory proceedings;

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our ability to comply with a wide variety of environmental, health and safety laws and regulations and the exposure to liability for any failure to comply;

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risks associated with the majority stockholders’ ownership of our common stock;

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the influence of securities analysts over the trading market for and price of our common stock;

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our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy;

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potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; and

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certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

iii

CPI CARD GROUP INC.
We are a payment technology company and leading provider of comprehensive Financial Payment Card solutions in the United States. We define “Financial Payment Cards” as credit, debit and Prepaid Debit Cards issued on the networks of the “Payment Card Brands” (Visa, Mastercard®, American Express® and Discover® in the United States and Interac in Canada). We define “Prepaid Debit Cards” as debit cards issued on the networks of the Payment Card Brands, but not linked to a traditional bank account. We also offer an instant card issuance solution, which provides card issuing bank customers the ability to issue a personalized debit or credit card within the bank branch to individual cardholders. We have established a leading position in the Financial Payment Card market through more than 20 years of experience. We serve a diverse set of approximately 2,000 direct customers and several thousand indirect customers, including some of the largest issuers of debit and credit cards in the United States, and the largest Prepaid Debit Card program managers, as well as thousands of independent community banks, credit unions, “Group Service Providers” (organizations that assist small card issuers, such as credit unions, with managing their credit and debit card programs, including managing the Financial Payment Card issuance process, core banking operations and other financial services) and card processors.
We serve our customers through a network of high-security production and card services facilities in the United States, each of which is audited for compliance with the standards of the Payment Card Industry Security Standards Council (the “PCI Security Standards Council”) by one or more of the Payment Card Brands. Many of our customers require us to comply with PCI Security Standards Council requirements that relate to the provision of our products and services. Our leading network of high-security production facilities allows us to optimize our solutions offerings and to serve the needs of our diverse customer base.
CPI Card Group Inc. is a Delaware corporation. Our principal executive offices are located at 10368 West Centennial Road, Littleton, CO 80127, telephone (720) 681-6304.
RISK FACTORS
An investment in shares of our common stock involves certain risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in the applicable prospectus supplement and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in the applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations. The market price of our shares could decline if one or more of these risks and uncertainties actually occurs, causing you to lose all or part of the money you paid to buy our shares.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of any shares of common stock offered by us for general corporate purposes, including for the repayment of indebtedness, working capital and capital expenditures. We may invest funds not required immediately for such purposes in short-term investment grade securities.
We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders. We may, however, bear all or a portion of the expenses of the offering of common stock by the selling stockholders, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of certain terms of our capital stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and our charter and bylaws as in effect at the time of any offering. Copies of our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Amended and Restated By-laws (our “Bylaws”) are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” References in this section to “Company,” “we,” “us” and “our” refer only to CPI Card Group Inc.
Authorized Shares of Capital Stock
Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.001 par value, and one hundred thousand (100,000) shares of preferred stock, $0.001 par value. As of September 9, 2021, there were 11,238,994 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Listing
Our common stock is traded on the Nasdaq Global Market under the symbol “PMTS.”
Voting Rights
Holders of our common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors; provided, however, that holders of common stock will not be entitled to vote on any amendment to our Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon. Our common stock does not have cumulative voting rights.
Dividend Rights
Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property as may be declared thereon from time to time by our board of directors out of assets or funds legally available for the payment of dividends.
Liquidation Rights
Subject to any preferential rights of outstanding shares of preferred stock, holders of our common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of the affairs of the Company, in all remaining net assets legally available for distribution to stockholders.
Other Rights and Preferences
Our common stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Special meetings of stockholders may be called by the Company’s Secretary at the request of stockholders holding a majority of the outstanding stock entitled to vote at the meeting. Holders of our common stock may also act by written consent, subject to certain provisions in the Seventh Article of our Certificate of Incorporation, as summarized below.
Certain Anti-Takeover Effects
Certain provisions of our Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect, as follows:

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before meetings of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders or at a special meeting of stockholders and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before meetings of stockholders or from making nominations for directors at meetings of stockholders if the proper procedures are not followed.
Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.
Interested Stockholder Transactions. Pursuant to the Ninth Article of the Certificate of Incorporation, the Company may not engage in any Business Combination (as defined therein) with any Interested Stockholder (as defined therein) for a period of three years following the time that such stockholder became an Interested Stockholder, subject to the terms and exceptions set forth in the Certificate of Incorporation.
Issuance of Preferred Stock. Pursuant to our Certificate of Incorporation, the board of directors has authority to issue preferred stock from time to time and to fix and determine, by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock (or the entire class of preferred stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof.
Limitations on Stockholder Ability to Act by Written Consent and to Call Meetings. Pursuant to the Seventh Article of the Certificate of Incorporation, from and after the Trigger Date (defined as the first date on which the selling stockholders and their respective affiliates collectively cease to beneficially own (directly or indirectly) at least a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors), any action required or permitted to be taken by the Company’s stockholders may be effected only at a duly called annual or special meeting of the Company’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. After the Trigger Date, special meetings of the Company’s stockholders may be called only by or at the direction of the board of directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Company would have if there were no vacancies.
Choice of Forum
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or (iv) any action asserting a claim against the Company that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company will be deemed to have notice of and to have consented to these provisions.
Amendments to the Certificate of Incorporation and Bylaws
Pursuant to the Tenth Article of the Certificate of Incorporation, prior to the Trigger Date, the Bylaws may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock, voting together as a single class. On and after the Trigger Date, the Bylaws may be adopted, amended, altered or repealed by (i) a vote of a majority of the total number of directors that the Company would have if there were no vacancies or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding voting stock, voting together as a single class.

Our Certificate of Incorporation further provides that no provision of the Fifth, Sixth, Seventh, Ninth, Tenth or Eleventh Article of the Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by the Certificate of Incorporation or otherwise required by law, (i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, voting together as a single class, and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of voting stock, voting together as a single class.
Transfer Agent and Registrar
EQ Shareowner Services is the transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS
The selling stockholders named in this prospectus may offer to sell from time to time up to 6,558,825 shares of our common stock. In connection with our initial public offering, in October 2015 we and the selling stockholders entered into a registration rights agreement that provides the selling stockholders with customary demand and piggyback registration rights. We are including the shares of common stock held by the selling stockholders in this prospectus in connection with such registration rights agreement. Also in connection with our initial public offering, in October 2015 we and the selling stockholders entered into a director nomination agreement, pursuant to which the selling stockholders have the right to appoint or nominate for election to our board of directors, as applicable, such number of representatives that is proportional to their beneficial ownership of our common stock so long as they collectively own at least 5% of the total voting power of our common stock. Pursuant to that director nomination agreement, the selling stockholders have designated two members of our board of directors, Bradley Seaman and Nicholas Peters.
The following table provides the names of the selling stockholders, the number of shares of our common stock currently held by the selling stockholders, the maximum number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock that will be held by the selling stockholders after the offering, assuming all of the offered shares are sold. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.
The following table sets forth information with respect to our common stock known to us to be beneficially owned by the selling stockholders as of September 9, 2021. Information about the selling stockholders may change over time. As used in this prospectus, the term “selling stockholders” include the successors-in-interest, donees, transferees or others who may later hold any such selling stockholder’s interests.
Name of Selling Stockholder	Shares Owned Prior to the Offering		Maximum Number of Shares that May be Offered Pursuant to this Prospectus	Shares Owned After the Offering
	Number	%(1)		Number	%
Tricor Pacific Capital Partners (Fund IV), Limited Partnership(2)	4,124,368	36.7%	4,124,368	—	—
Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership(2)	2,434,457	21.7%	2,434,457	—	—

(1)
Based on 11,238,994 shares of our common stock outstanding as of September 9, 2021.

(2)
Based on a Schedule 13G filed jointly by Tricor Pacific Capital Partners (Fund IV), Limited Partnership (“TPCP”), Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (“TPCP US,” and together with TPCP, the “Tricor Funds”), and Parallel49 Equity, ULC on February 12, 2016, as adjusted to give effect to the 1-for-5 reverse stock split we completed on December 20, 2017. Each of the Tricor Funds is managed by Parallel49 Equity, ULC, as the general partner. An investment committee of the Tricor Funds has the power to vote or dispose of the shares held by the Tricor Funds. The investment committee is comprised of Bradley Seaman, David Rowntree, J. Trevor Johnstone and Roderick Senft. Bradley Seaman and Nicholas Peters, each a member of our board of directors, also serves as an officer or member of the Tricor Funds and has an indirect pecuniary interest in the shares of common stock held by the Tricor Funds through their respective interests in the Tricor Funds. Each of Messrs. Seaman and Peters expressly disclaims any beneficial ownership of any shares of common stock held by the Tricor Funds.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the shares offered under this prospectus in one or more of the following ways (or in any combination) from time to time:
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to or through underwriters;

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through agents;

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through brokers or dealers;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through a combination of such methods; or

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through any other method permitted by applicable law.

A supplement to this prospectus will describe the particular terms of any offering of shares, including the following:
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the names of any underwriters, agents, brokers or dealers or any selling stockholders;

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the purchase price of the shares and the proceeds to be received from the sale;

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any discounts or commissions and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the shares may be listed.

If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.
We or the selling stockholders may sell the shares through agents or dealers designated by us or them. Any agent or dealer involved in the offer or sale of the shares for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by us or the selling stockholders will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares from us or the selling stockholders as principal and may resell those shares at varying prices to be determined by the dealer.
Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.
We or the selling stockholders also may sell the shares directly. In this case, no underwriters or agents would be involved.
Underwriters, dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts, concessions, commissions or fees received by them from us or the selling stockholders and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.
We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our shares. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our shares for their own account. In addition, to cover overallotments or to stabilize the price of our shares, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
We or the selling stockholders may solicit offers to purchase the shares directly from, and we or it may sell such shares directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.
We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.
We or the selling stockholders may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell shares covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use shares pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other shares.
The underwriters, dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

The selling stockholders may transfer shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act.
LEGAL MATTERS
Certain legal matters relating to the validity of the shares offered hereby will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CPI Card Group Inc. and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus incorporates by reference information from documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference into, this prospectus. Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (each File No. 001-37584) which have been filed by us and any documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the initial filing of the registration statement of which this prospectus forms a part until the offering of the shares covered by this prospectus is completed (in each case, other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021;

•
our Definitive Proxy Statement on Schedule 14A filed on April 13, 2021 (only those parts incorporated in our Annual Report on Form 10-K for the year ended December 31, 2020);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed on May 11, 2021 and August 12, 2021, respectively;

•
our Current Reports on Form 8-K, filed on January 29, 2021, February 25, 2021 (Item 8.01 only), March 2, 2021, March 16, 2021, May 28, 2021, and August 6, 2021; and

•
the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on August 4, 2021, including any amendments and reports filed for the purpose of updating such description.

You may obtain copies of the documents we incorporate by reference by contacting us as described below, or by accessing our or the SEC’s website, as described under “Where You Can Find More

Information.” Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:
CPI Card Group Inc.
10368 West Centennial Road
Littleton, CO 80127
(720) 681-6304
Attention: Corporate Secretary
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website address is www.sec.gov. In addition, our SEC filings are accessible on our corporate website at www.cpicardgroup.com on the “Investor Relations” page. The information contained on or that can be accessed through our website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information in connection with your investment decision.
Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us at the following address and telephone number:
CPI Card Group Inc.
10368 West Centennial Road
Littleton, CO 80127
(720) 681-6304
Attention: Corporate Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions.
SEC Registration Fee	$40,966.22
FINRA Filing Fee	$(1)
Legal Fees and Expenses	$(1)
Accounting Fees and Expenses	$(1)
Printing Expenses	$(1)
Transfer Agent Fees	$(1)
Miscellaneous	$(1)

(1)
The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), as the same exists or may be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. In accordance with Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit.
The Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL, as amended from time to time. Under the Bylaws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any expense, liability or loss asserted against such person in any such capacity, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation — a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Pursuant to Section 145 of the DGCL and the Bylaws, the Company maintains directors’ and officers’ liability insurance coverage.
The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

ITEM 16.   EXHIBITS.
EXHIBIT NO.	DESCRIPTION
1.1+	Underwriting Agreement
4.1	Third Amended and Restated Certificate of Incorporation of CPI Card Group Inc. (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-207350)).
4.2	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of CPI Card Group Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed December 22, 2017).
4.3*	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of CPI Card Group Inc.
4.4	Amended and Restated Bylaws of CPI Card Group Inc. (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-207350)).
5.1*	Opinion of Sidley Austin LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (contained on the signature page to this Registration Statement)

*
Filed herewith.

+
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on September 14, 2021.
CPI CARD GROUP INC.
By:
/s/ John Lowe

Name:
John Lowe

Title:
Chief Financial Officer

POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Scott Scheirman and John Lowe, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 14, 2021.
Name	Title
/s/ Scott Scheirman Scott Scheirman	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ John Lowe John Lowe	Chief Financial Officer (Principal Financial Officer)
/s/ Kevin O’Brien Kevin O’Brien	Chief Accounting Officer (Principal Accounting Officer)
/s/ Bradley Seaman Bradley Seaman	Chairman of the Board
/s/ Thomas Furey Thomas Furey	Director
/s/ Robert Pearce Robert Pearce	Director
/s/ Nicholas Peters Nicholas Peters	Director

Name	Title
/s/ Marc Sheinbaum Marc Sheinbaum	Director
/s/ Valerie Soranno Keating Valerie Soranno Keating	Director